As filed with the Securities and Exchange Commission on May 25, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AMERICAN NATIONAL BANKSHARES INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1284688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

628 Main Street

Danville, Virginia 24541

(434)792-5111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles H. Majors

President and Chief Executive Officer

American National Bankshares Inc.

628 Main Street

Danville, Virginia 24541

(434)792-5111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Scott H. Richter, Esq.

LeClairRyan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 783-2003

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1.00 par value	500,000 shares	$20.57	$10,285,000	$1,195

(1)	This Registration Statement also relates to such indeterminate number of additional shares of common stock of the registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or similar event.
(2)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the registration fee, based on the average of the high and low market prices of the shares reported on the NASDAQ Global Select Market on May 20, 2011.

PROSPECTUS

DIVIDEND REINVESTMENT PLAN

500,000 Shares of Common Stock

American National Bankshares Inc.’s Dividend Reinvestment Plan provides holders of its common stock with a convenient way to purchase additional shares of our common stock. By enrolling in the plan, participants can automatically reinvest cash dividends on all of their shares enrolled in the plan as well as make quarterly voluntary cash payments to acquire additional shares under the plan. Participation in the plan is entirely voluntary so that shareholders may join the plan and terminate their participation in the plan at any time. This prospectus updates and replaces our prospectus dated August 20, 1997 with respect to the plan.

We intend to direct the plan administrator to purchase shares of our common stock in the open market at fair market value, in privately negotiated transactions, or directly from us by purchasing authorized but unissued shares at a price based on the average of the closing prices of the shares on the five trading days ending with, and including, the Investment Date (as defined in Question 16 of this prospectus). We will not receive proceeds from sales made in the open market or in privately negotiated transactions. We will receive all of the proceeds in sales of common stock purchased by the plan administrator directly from American. We are authorized to issue up to 500,000 shares of our common stock under the plan. As of May 20, 2011, the closing market price of our common stock was $20.25. Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMNB”. Cash dividends, if and when declared, will be reinvested under the terms of the plan. Shareholders may participate in the plan with respect to all or a portion of their shares of common stock.

We provide a description of the plan in this prospectus in an easy to understand question and answer format. We encourage you to read it carefully. If you have any additional questions, please call Registrar and Transfer Company, the plan administrator, at (800) 368-5948. We recommend that you retain this prospectus for future reference.

An investment in common stock held in the plan account has the same market risks as an investment in common stock held in certificate form. Participants bear the risk of loss (and receive the benefit of gain) occurring by reason of fluctuations in the market price of the common stock held in the plan account.

These shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, and are subject to investment risk, including the possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus does not contain all of the information set forth in the Registration Statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If the SEC’s rules and regulations require that a contract or document be filed as an exhibit to the Registration Statement, we refer you to the copy of the contract or document filed as an exhibit to the Registration Statement for a complete description. You should rely only on the information in our prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in our prospectus or any incorporated document is accurate as of any date other than the date of the document. References to “we,” “us,” “our” or American refer to American National Bankshares Inc. and its directly or indirectly owned subsidiaries, unless the context otherwise requires.

HOW TO OBTAIN ADDITIONAL INFORMATION

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

American National Bankshares Inc.

Attention: Investor Relations

628 Main Street

Danville, Virginia 24541

(434) 792-5111

SUMMARY

American National Bankshares Inc. is a registered bank holding company incorporated under the laws of the Commonwealth of Virginia. Our corporate offices are located at 628 Main Street, Danville, Virginia 24541, and our telephone number is (434) 792-5111.

We have adopted the Dividend Reinvestment Plan to offer our shareholders an opportunity to purchase additional shares of our common stock automatically through the reinvestment of cash dividends. From time to time, we may amend the plan, including increasing the number of shares available under the plan to meet the demands of our shareholders. This prospectus describes our Dividend Reinvestment Plan in effect as of the date of this prospectus. If you do not choose to enroll in the plan, you will continue to receive cash dividend payments from American, if and when cash dividends are declared and paid.

If you are a registered owner of our common stock, you are eligible to enroll in the plan. You may make purchases under the plan with your cash dividends on some or all of the shares of American common stock you own in registered form and through the plan’s voluntary cash payment feature. You may enroll in the plan by completing an enrollment form and returning it to:

Registrar and Transfer Company

Attention: Dividend Reinvestment

10 Commerce Drive

P.O. Box 664

Cranford, New Jersey 07016

(800) 368-5948

info@rtco.com

www.rtco.com

If you enroll in the plan, the administrator will use the cash dividends on the shares you designate, as well as any voluntary cash payments you make, to purchase additional shares of American common stock. Historically, we pay cash dividends on a quarterly basis. If we do not pay a cash dividend, there will be no investment under the plan, unless you purchase shares through the plan’s voluntary cash payment feature. Voluntary cash payment purchases may be made quarterly.

If the plan purchases original issue shares, the purchase price will be based on the average of the closing prices of the shares as quoted on the NASDAQ Global Select Market on the five trading days ending with, and including, the Investment Date (as defined in Question 16, below). If the plan purchases shares in the open market, the purchase price for each share will be the weighted average of prices actually paid for shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. If the plan purchases shares in privately negotiated transactions, the purchase price for each share will be the weighted average of prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our common stock. See the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the SEC and incorporate by reference into this prospectus, for a discussion of the factors that should be considered in connection with such an investment.

DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN

The American National Bankshares Inc. Dividend Reinvestment Plan is as follows. We present the plan in a question and answer format. Shareholders who do not choose to participate in the plan will continue to receive cash dividend payments, if and when cash dividends are declared and paid.

Purpose

1.	What is the purpose of the plan?

The plan provides registered shareholders with a convenient and economical method of investing cash dividends and voluntary cash payments to purchase additional shares of our common stock. Participants pay no brokerage commissions or service fees when they acquire additional shares of common stock through the plan.

Advantages

2.	What are the advantages of the plan?

Shareholders may:

•	Reinvest cash dividends and make voluntary cash payments to purchase additional shares of common stock, without paying service fees or brokerage commissions;

•	Invest the full amount of all cash dividends in shares of common stock including fractional shares, which also earn dividends under the plan;

•	Avoid safekeeping and record keeping costs through the free custodial and reporting services under the plan; and

•	Regularly receive a detailed statement of account transactions.

Administration

3.	Who administers the plan for participants?

Registrar and Transfer Company is the administrator of the plan and will act as agent for the participants. As agent for the participants, the administrator will:

•	Hold shares in the name of its nominee as agent for plan participants;

•	Keep and maintain records;

•	Provide detailed statements of account to participants; and

•	Perform other duties related to the plan.

Any notices, questions, or other communications relating to the plan should include the participant’s account number and should be addressed to:

Registrar and Transfer Company

Attention: Dividend Reinvestment

10 Commerce Drive

P.O. Box 664

Cranford, New Jersey 07016

(800) 368-5948

info@rtco.com

www.rtco.com

In the event that the administrator resigns or ceases to act as agent for the participants, we will make other arrangements, as we deem appropriate, for the administration of the plan. Furthermore, we may replace the administrator as agent at any time.

Participation

4.	Who is eligible to participate?

All registered common stock shareholders are eligible to participate in the plan. Shareholders may participate in the plan with respect to all or any portion of their shares so long as participants enroll at least 10% of their registered common stock. Shareholders will not be eligible to participate in the plan if they reside in a jurisdiction in which it is unlawful or compliance costs under state or local securities or “blue sky” laws are too high for us to permit their participation.

A broker or nominee that is a record owner of common stock may participate in the plan on behalf of one or more beneficial owners of shares in accordance with the rules and regulations established by American. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. If you own shares that are held beneficially for your account, contact your broker for instructions on how you may enroll these shares in the plan.

5.	How does an eligible shareholder become a participant?

All eligible shareholders may join the plan at any time by completing and signing the accompanying enrollment form and returning it to the administrator. Additional enrollment forms may be obtained from us or Registrar and Transfer Company.

6.	What does the enrollment form provide?

The enrollment form authorizes the administrator as the shareholder’s agent to reinvest cash dividends on some or all shares registered under the plan and to purchase additional shares with voluntary cash payments.

7.	When may a shareholder join the plan?

A shareholder may join the plan at any time. If the administrator receives a properly completed enrollment form at least five (5) business days before a dividend record date, the administrator will reinvest the cash dividends payable for the applicable shares owned on that date. Historically, we have declared and paid cash dividends on a quarterly basis. We reserve the right to change the dividend record and payment dates.

8.	Is partial participation possible under the plan?

Yes. Shareholders may register all or any portion of their shares in the plan so long as they enroll at least 10% of their registered American common stock.

9.	Is the right to participate in the plan transferable?

No. The right to participate in the plan is not transferable. A shareholder participating in the plan continues as a participant until the plan is terminated or the shareholder gives notice of withdrawal or termination to the administrator.

Purchases

10.	What is the source for shares of common stock purchased under the plan?

The administrator purchases shares, at our discretion, directly from us (from authorized but unissued shares), in the open market, in privately negotiated transactions, or using a combination of these methods.

11.	How many shares of common stock will the administrator purchase for a participant under the plan?

The number of shares purchased depends on:

•	The amount of cash dividends to be reinvested;

•	The amount of any voluntary cash payment; and

•	The applicable purchase price of the common stock.

The administrator will credit each participant’s account with that number of shares, including any fractional shares computed to four (4) decimal places, equal to the total amount to be invested divided by the applicable purchase price. All cash dividends on shares held in a participant’s account, whether purchased through dividend reinvestment or voluntary cash payment, are automatically reinvested in additional shares of common stock.

12.	When will shares of common stock be purchased for a participant under the plan?

The administrator will use cash dividends and voluntary cash payments to purchase common stock as soon as reasonably possible after the applicable dividend payment date, but not more than thirty (30) calendar days after the dividend payment date. If we do not declare cash dividends for a calendar quarter, voluntary cash payments received by the administrator during such calendar quarter will be used by the administrator to purchase common stock no later than the last day of such calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded.

You will not receive any interest on cash dividends or voluntary cash payments pending the purchase of common stock by the administrator.

13.	At what price will shares of common stock be purchased under the plan?

When the administrator purchases shares of common stock from us, the purchase price will be based on the average of the closing prices of the shares as quoted on the NASDAQ Global Select Market on the five trading days ending with, and including the Investment Date (as defined in Question 16, below).

When the administrator purchases shares of common stock in the open market, the purchase price will be the weighted average of the prices actually paid for the shares purchased for the relevant date, excluding all fees, brokerage commissions, and expenses. When the administrator purchases shares of common stock in privately negotiated transactions, the purchase price will be the weighted average of the prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. Purchases of common stock in the open market or in privately negotiated transactions may occur over one (1) or more trading days.

Voluntary Cash Payments

14.	Who is eligible to make voluntary cash investments?

All shareholders who have enrolled under the plan at least 10% of their registered common stock may also elect to make voluntary cash payments.

15.	What are the timing requirements and other limitations on voluntary cash payments?

Once enrolled in the plan, you may make voluntary cash payments to the administrator. These voluntary cash payments must be received at least five (5) business days, but no more than thirty (30) calendar days, prior to the dividend payment date. The administrator will use voluntary cash payments which it holds in collected funds to purchase additional shares of common stock on a quarterly basis. The administrator will use voluntary cash payments to purchase common stock as soon as reasonably possible after the applicable dividend payment date for a particular calendar quarter, but not more than thirty (30) calendar days after the dividend payment date. If we do not declare cash dividends for a calendar quarter, voluntary cash payments received by the administrator during such calendar quarter will be used by the administrator to purchase common stock no later than the last day of such calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded.

Voluntary cash payments may not be less than $100 per calendar quarter or total more than $5,000 in any calendar quarter. Each voluntary cash payment must be a minimum of $100. You will not earn interest on your voluntary cash payments which are being held in collected funds to purchase additional shares of common stock. We reserve the right, in our sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible participant.

16.	How does the voluntary cash payment option work?

To make a voluntary cash payment, a participant encloses a check drawn on a U.S. bank to the plan administrator along with an executed enrollment form (for new participants) or completed payment form (for existing participants) which will accompany each statement of account. Participants make checks drawn on a U.S. bank in U.S. currency payable to “Registrar and Transfer Company, Plan Administrator”. The check should include the participant’s plan account number and taxpayer identification number. Third party checks, checks not drawn on a U.S. bank, or checks sent without an executed enrollment form, payment form, or written instructions will be returned. Do not send cash.

You also can authorize quarterly automatic deductions from your bank account, but each quarterly automatic deduction must be a minimum of $100 to meet the minimum voluntary cash payment requirement. You can arrange for automatic quarterly deductions by mailing a properly completed enrollment form, which you may request from the administrator or download at www.rtco.com. This feature allows you to make voluntary cash payments without writing a check. If you elect to make ongoing voluntary cash payments by quarterly automatic deduction, you may terminate this election by writing to the administrator or making the appropriate changes online at www.rtco.com. Automatic deductions will be made on the fifth day of the last month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded.

If any check is returned to the administrator for insufficient funds or for any other reason or if the automatic debit is rejected, the administrator will consider the voluntary cash payment null and void and will immediately remove from the participant’s account any shares that were purchased based on that check or debit. The administrator also will be entitled to sell these shares to satisfy any uncollected amounts, including any service fee for the returned or rejected item. If the net proceeds of the sale of these shares are insufficient to satisfy these uncollected monies, the administrator can sell additional shares from the participant’s account to satisfy the uncollected balance.

The administrator will apply any voluntary cash payments received to the purchase of shares of common stock on the next upcoming Investment Date, which generally coincides with the quarterly dividend payment date, but not more than thirty (30) calendar days after the dividend payment date. If we do not declare cash dividends for a calendar quarter, voluntary cash payments received during such calendar quarter will be used by the administrator to purchase common stock no later than the last day of such calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. The date on which the administrator purchases shares of common stock in accordance with the plan is referred to herein as the “Investment Date”. The price is determined in accordance with the provisions of the plan. Voluntary cash payments made by check or other draft must clear prior to the Investment Date. The plan administrator will promptly send an acknowledgment to participants confirming that the administrator has received the funds in time for investment on a particular Investment Date. A participant may obtain the return of any voluntary cash payment if the plan administrator receives the request for return two (2) business days prior to the Investment Date. We do not pay interest on voluntary cash payments pending the purchase of common stock.

Reports to Participants

17.	What kind of reports will be sent to participants in the plan?

Each participant in the plan will receive a statement of account subsequent to each dividend payment date describing cash dividends and any voluntary cash payments received, the number of shares purchased, the price per share, and the total shares accumulated under the plan. These statements will provide a record of the dates and costs of purchases on a quarterly basis. Participants should retain the statements for income tax purposes. Participants will also receive our annual reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting dividends received and commission expenses paid on their behalf.

Share Certificates; Safekeeping

18.	Will the administrator issue certificates for shares of common stock purchased?

Unless requested in writing by a participant, the administrator will not issue certificates for shares of common stock purchased under the plan. The number of shares credited to a participant’s account under the plan will be shown on the participant’s periodic statement of account. This safekeeping feature protects against loss, theft, or destruction of stock certificates. The administrator will issue certificates for whole shares withdrawn from the plan, for which a service fee may be assessed. All certificates delivered for safekeeping must be enrolled in the plan, and a fee will be assessed for such service. The administrator will cancel certificates delivered for safekeeping and will issue new certificates in the name of the administrator. Upon withdrawal, the plan administrator will cancel the administrator’s certificates and issue new certificates in the name of the participant.

19.	In whose name will certificates be registered when issued to participants?

Unless the participant directs otherwise, upon withdrawal from the plan, the administrator will issue shares in the name in which the participant maintains the dividend reinvestment account. If a participant requests that a certificate be issued in a different name, the request must bear the participant’s own signature. If the account is registered in multiple names, all signatures must appear on the request. Upon a participant’s death, the administrator will follow the instructions of the decedent’s personal representative upon submission of appropriate proof of authority.

Withdrawal of Shares in Plan Accounts

20.	How may participants withdraw shares purchased under the plan?

Participants may withdraw all or any portion of the shares credited to their account by completing the withdrawal notification information set forth on the reverse side of their account statement and specifying the number of shares to be withdrawn. The participant should mail the request for withdrawal to the administrator at the address provided on the account statement. The administrator will issue certificates for whole shares so withdrawn in the name of the participant. If the administrator receives any request for withdrawal of shares credited to a participant’s account less than five (5) business days before a dividend record date, the administrator will not effect the withdrawal until after the cash dividends are reinvested and the shares are credited to the participant’s account.

The administrator will effect any other request for withdrawal of a portion of the shares credited to a participant’s account upon receipt of the request by the administrator. The administrator will continue to reinvest cash dividends on shares remaining in the participant’s account until the participant withdrawals all shares in the participant’s account.

21.	May participants elect to sell withdrawn shares?

Yes. Participants may request that the administrator sell withdrawn shares. If the administrator receives a request to sell shares credited to a participant’s account less than five (5) business days before a dividend record date, the administrator will not sell such shares until after the participant’s cash dividends for the applicable record date are reinvested and the shares are credited to the participant’s account. Participants should specify the number of shares to be sold in their request for withdrawal.

Except as set forth above, the administrator will arrange for the sale of the shares within ten (10) business days after receipt of the notice, and then deliver a check for the net proceeds of the sale to the participant. The proceeds of the sale will be applied first to pay fees, brokerage commissions, applicable withholding taxes and transfer taxes, if any, incurred in connection with the sale. The administrator assesses fees, which may change from time to time, for the sale of shares held under the plan. All persons in whose names the account appears must sign a request for shares to be sold. A Medallion Signature Guarantee is required for a sale of $10,000 or more. A commercial bank, trust company, securities broker-dealer, credit union, or savings and loan association which is a member of the Medallion Signature Guarantee Program, or other eligible guarantor institution, may guarantee signatures. Verification by a notary public is not sufficient.

Because the administrator will sell shares on behalf of the plan, neither we nor any participant has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales, which may include a broker affiliated with the administrator. Therefore, you will not be able to precisely time sales made through the plan and you will bear the market risk associated with the fluctuation of the price of our common stock. It is possible that, after you send in your request to sell shares, the market price of our stock could go up or down before the broker actually sells your shares. Participants will not earn interest on the proceeds of any sale transaction.

Termination of Participation in Dividend Reinvestment Plan

22.	How does a participant withdraw from the plan?

Participation in the plan is entirely voluntary. Participants may terminate their participation at any time by sending written notice to the administrator. When a participant terminates from the plan or upon termination of the plan by American, the administrator will deliver to the participant a certificate for the number of whole shares credited to the participant’s account and a check representing the value of any fractional shares, less the applicable fees for the sale of the fractional shares, based on the then current market value per share. Thereafter, all dividends will be paid in cash or in stock dividends, if so declared by American, directly to the shareholder who withdraws from the plan. Participants who elect to discontinue participation in the plan are not eligible to make voluntary cash payments.

Any notice of termination received less than five (5) business days prior to a dividend record date will not be effective until the administrator has reinvested the cash dividends and the shares have been credited to the participant’s account. A shareholder may elect to re-enroll in the plan at any time.

Federal Income Tax Information

23.	What are the federal income tax consequences of participation in the plan?

This section discusses the federal income tax information connected with the plan, based on current federal tax laws applicable to United States citizens or residents. If federal tax laws change in the future, the following may change and no longer apply. State, local, foreign, and other tax provisions vary and are not covered in this summary. In any event, you should consult your tax advisor about your particular transactions, especially if you may be covered by other tax rules.

For federal income tax purposes, a participant in the plan will be treated as having received, on the dividend payment date, the full amount of dividends allocable to the participant, regardless of whether the dividends are actually paid in cash, withheld for the payment of taxes, or invested in additional shares of common stock pursuant to the plan. Additionally, the participant will be deemed to have received taxable income in the amount of commissions and other brokerage expenses paid in purchasing shares on the participant’s behalf. The per share tax basis of shares acquired for a participant under the plan will be the price per share reported on the periodic statement of account supplied to each participant after each applicable Investment Date, adjusted to include the amount of commissions and other brokerage expenses paid on behalf of the participant, as reported in the Internal Revenue Service information referred to in Question No. 17 above.

The holding period for shares acquired pursuant to the plan will begin on the day after the date the shares are acquired for a participant’s account. When a participant is subject to federal income tax withholding on dividends, and when a foreign participant’s taxable income under the plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

While the matter is not free from doubt, we intend to take the position that the administrative expenses of the plan, which are to be paid by us, are not constructive dividends to plan participants. For tax reporting purposes, each participant will receive from Registrar and Transfer Company a Form 1099-DIV (mailed on or before January 31 of the following year), which will show the total dividend income to the participant.

We believe that participants will not realize any taxable income upon receipt of certificates for whole shares held in their plan account, either upon the withdrawal of shares from the plan or upon termination of participation in the plan. A participant who sells or exchanges shares previously received from the plan, or who directs the administrator to sell his or her plan shares, may, however, recognize gain or loss. The amount of the gain or loss will be the difference between the amount you receive for your whole or fractional shares and your tax basis in the shares.

Dividends reinvested under the plan by corporate shareholders may be eligible for the dividends-received deduction.

The above summary may not apply to certain participants in the plan, such as tax-exempt entities, tax-deferred entities (e.g., IRAs), and foreign shareholders. Participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the plan, and any subsequent disposal of shares acquired pursuant to the plan.

Other Information

24.	What happens if we declare a stock dividend or effect a stock split?

The administrator will add any shares issued in connection with a stock dividend or stock split on common stock held under the plan to the participant’s account. Stock dividends or split shares distributed on shares held directly by a participant will be mailed to the participant in the same manner as to shareholders who do not participate in the plan.

25.	If we have a rights offering, how will a participant’s entitlement be computed?

A rights offering is when a corporation issues rights to its existing shareholders to buy a proportional number of additional shares at a given price. A participant’s entitlement in a rights offering is based upon his or her total holdings, including the shares held in the participant’s plan account, in the same manner as dividends are computed currently. We will issue rights certificates for the number of whole shares only, and will sell rights based on the fractional shares held in a participant’s account. The administrator will mail the proceeds of the sale of fractional certificates, less commissions and taxes, if any, directly to the participant.

26.	How are shares in a participant’s account voted at a meeting of the shareholders?

If, on a record date for a meeting of shareholders, there are shares in a participant’s account, the administrator will send proxy materials for the meeting to the participant. A participant is entitled to vote all shares of common stock credited to his or her account.

27.	What are the responsibilities and liabilities of American and the administrator?

American and the administrator shall not be liable for any act taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability:

•	Arising out of a failure to terminate a participant’s account upon his or her death; or,

•	With respect to the prices at which shares of our common stock are purchased or sold,

•	the times when or the manner in which purchases or sales are made;

•	the decision whether to purchase shares of common stock on the open market, from American directly, or in privately negotiated transactions;

•	fluctuations in the market value of the common stock; and

•	any matters relating to the operation or management of the plan.

We cannot assure that participants will make a profit on, or protect participants against a loss from, the common stock purchased by or for participants under the plan.

All transactions in connection with the plan will be governed by the laws of the Commonwealth of Virginia, and are subject to all applicable federal tax or securities laws.

28.	May the plan be amended, modified or discontinued?

Yes. The Board of Directors of American, at its discretion, may amend, modify, suspend, or terminate the plan and will endeavor to notify participants of any amendment, modification, suspension, or termination. We may, for whatever reason, at any time, as we may determine in our sole discretion, terminate a participant’s participation in the plan after mailing a notice of intention to terminate to the participant at the participant’s address as it appears on the plan administrator’s records. In addition, American and the administrator may each adopt reasonable procedures for the administration of the plan. We have the sole authority to interpret the plan in the manner that we deem appropriate in our absolute discretion.

29.	Who will bear the costs of the purchases made under the plan?

We will pay all costs of administration of the plan. Participants will incur no brokerage commissions or other fees for purchases of shares under the plan. A participant who requests that the administrator sell shares of common stock held in the plan will pay fees incurred in connection with the sale.

30.	May a participant pledge shares purchased under the plan?

No. A participant who wishes to pledge shares credited to a plan account must request the withdrawal of the shares in accordance with the procedures outlined in response to Question No. 20 above.

USE OF PROCEEDS

American does not know the number of shares of common stock that will be purchased from it under the plan or the prices at which such shares will be purchased. To the extent that shares are purchased directly from American, and not in the open market, we intend to add proceeds we receive from the sales to our general funds to be used for general corporate purposes, including, without limitation, investments in and advances to American’s subsidiaries. The amounts and timing of the application of proceeds will depend upon the funding requirements of American and its subsidiaries and the availability of other funds. Based on the anticipated growth and the financial needs of American, management anticipates that it, from time to time, will engage in additional financing of a character and in amounts that have yet to be determined.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Virginia law and our articles of incorporation entitle our directors and officers to indemnification against certain liabilities, except in relation to any action, suit or proceeding in which the director or officer is held liable because of willful misconduct or a knowing violation of the criminal law. We also have directors’ and officers’ liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling American pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXPERTS

The consolidated financial statements included in American’s Annual Report on Form 10-K as of December 31, 2010, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

LeClairRyan, A Professional Corporation, Richmond, Virginia, passed upon the legality of the common stock offered by this prospectus. Based on this opinion, the shares of common stock issued by American in accordance with the terms of the plan and this prospectus will be validly issued, fully paid, and non-assessable.

WHERE YOU CAN FIND MORE INFORMATION

American files annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-3003.

The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as American, that file electronically with the SEC. The address of this site is www.sec.gov.

The SEC allows us to “incorporate by reference” in this prospectus other information. This means we disclose important information to you by referring you to those documents. Specifically, we incorporate the following documents by reference in this registration statement:

•	American’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 11, 2010;

•	The portions of our definitive Proxy Statement for the Annual Meeting of Shareholders held on May 17, 2011 that were incorporated by reference into the Form 10-K;

•	American’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 9, 2011;

•	American’s Current Reports on Form 8-K filed with the SEC on February 18, 2011 (two reports; Items 8.01 and 5.02 only), May 17, 2011 and May 19, 2011; and

•

The description of American’s common stock contained in American’s Registration Statement on Form 8-A filed with the SEC on September 14, 1984, including any subsequently filed amendments and reports updating such description.

We also incorporate by reference in this prospectus additional documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus, and prior to our filing a post-effective amendment which indicates that all common stock offered under the plan has been sold or which deregisters any common stock remaining unsold. Additional documents that we incorporate by reference into this prospectus are deemed a part of this prospectus from the date of filing the documents.

Documents incorporated by reference are available without charge to each participant in the plan upon oral or written request. In addition, you may obtain all documentation relating to the plan that is required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933 from American. Requests for copies should be addressed to:

American National Bankshares Inc.

Attention: Investor Relations

628 Main Street

Danville, Virginia 24541

(434) 792-5111

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC Registration Fee	$1,195
Blue Sky Fees	$—
Accounting Fees	$1,000
Legal Fees and Expenses*	$5,000
Printing Fees and Postage*	$3,000
Miscellaneous*	$1,000

Total	$11,195

*	Estimated.

Item 15.	Indemnification of Directors and Officers.

The laws of the Commonwealth of Virginia pursuant to which American National Bankshares Inc. (the “Company”) is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

The Company has purchased officers’ and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation of American National Bankshares Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 5, 2010).

4.2	Bylaws of American National Bankshares Inc., as amended (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed December 23, 2010).

4.3	Specimen certificate of American National Bankshares Inc. common stock (incorporated herein by reference to the Company’s Registration Statement on Form S-4, as amended (SEC File no. 333-172140).

5.0	Opinion of LeClairRyan, A Professional Corporation.

23.1	Consent of Yount, Hyde & Barbour, P.C.

23.2	Consent of LeClairRyan, A Professional Corporation (included as part of Exhibit 5.0).

24.0	Power of Attorney (included on signature page).

99.1	American National Bankshares Inc. Dividend Reinvestment Plan (included in prospectus).

99.2	Form of American National Bankshares Inc. Dividend Reinvestment Plan Enrollment Form.

99.3	Form of American National Bankshares Inc. Letter to Shareholders.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

Provided, however, that:

(B)	Paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Danville, Commonwealth of Virginia on May 25, 2011.

AMERICAN NATIONAL BANKSHARES, INC.

By:	/s/ Charles H. Majors
Charles H. Majors
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Charles H. Majors and William W. Traynham, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments.

Signature	Capacity	Date

/s/ Charles H. Majors	President, Chief Executive Officer	May 25, 2011
Charles H. Majors	and Director (principal executive officer)

/s/ Fred A. Blair	Director	May 25, 2011
Fred A. Blair

/s/ Frank C. Crist, Jr.	Director	May 25, 2011
Frank C. Crist, Jr.

/s/ Ben J. Davenport, Jr.	Director	May 25, 2011
Ben J. Davenport, Jr.

/s/ Michael P. Haley	Director	May 25, 2011
Michael P. Haley

Signature	Capacity	Date

/s/ Charles S. Harris	Director	May 25, 2011
Charles S. Harris

/s/ Lester A. Hudson, Jr.	Director	May 25, 2011
Lester A. Hudson, Jr.

/s/ Franklin W. Maddux	Director	May 25, 2011
Franklin W. Maddux

/s/ Martha W. Medley	Director	May 25, 2011
Martha W. Medley

/s/ Claude B. Owen, Jr.	Director	May 25, 2011
Claude B. Owen, Jr.

/s/ Dan M. Pleasant	Director	May 25, 2011
Dan M. Pleasant

/s/ William W. Traynham	Senior Vice President and Chief Financial Officer (principal financial officer)	May 25, 2011
William W. Traynham

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation of American National Bankshares Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 5, 2010).

4.2	Bylaws of American National Bankshares Inc., as amended (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed December 23, 2010).

4.3	Specimen certificate of American National Bankshares Inc. common stock (incorporated herein by reference to the Company’s Registration Statement on Form S-4, as amended (SEC File no. 333-172140).

5.0	Opinion of LeClairRyan, A Professional Corporation.

23.1	Consent of Yount, Hyde & Barbour, P.C.

23.2	Consent of LeClairRyan, A Professional Corporation (included as part of Exhibit 5.0).

24.0	Power of Attorney (included on signature page).

99.1	American National Bankshares Inc. Dividend Reinvestment Plan (included in prospectus).

99.2	Form of American National Bankshares Inc. Dividend Reinvestment Plan Enrollment Form.

99.3	Form of American National Bankshares Inc. Letter to Shareholders.